Exhibit 10.2

CARBON NATURAL GAS COMPANY

2011 STOCK INCENTIVE PLAN

Section 1                PURPOSE AND ESTABLISHMENT

1.1                   Purpose. The purpose of the Carbon Natural Gas Company 2011 Stock Incentive Plan (the “Plan”) is to provide a means through which Carbon Natural Gas Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract able persons to serve as officers, directors or consultants or to enter the employ of the Company and its Subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Subsidiaries. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries. Accordingly, the Plan provides for granting Director Stock Awards to Non-Employee Directors and for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, officer, director, or consultant as provided herein.

1.2                   Establishment and Term of the Plan. The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company at the next meeting of the stockholders of the Company that occurs after the date of such adoption by the Board. Notwithstanding any provision in the Plan to the contrary, if the Plan is rejected by the stockholders of the Company at such meeting of the stockholders, all Awards granted prior to such meeting shall be null and void and no other Awards shall be granted until the Plan receives such stockholder approval. The Plan shall remain in effect until the earliest of: (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 14 or (iii) the day preceding the tenth anniversary of the date of its adoption. Upon the termination or expiration of the Plan as provided in this Section 1.2, no Award shall be granted pursuant to the Plan, but any Award granted prior thereto may extend beyond such termination or expiration.

Section 2                DEFINITIONS

As used in the Plan, the following terms have the meanings set forth below:

2.1                   “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, or Share Award.

2.2                   “Award Agreement” or “Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed or otherwise authenticated by both the Company and the Participant.

2.3                   “Board” means the Board of Directors of the Company.

2.4                   “Cause” means, unless otherwise defined in the Award Agreement or a written employment agreement in effect between the Company or any of its Subsidiaries and an individual Participant, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

2.5                   “Change in Control” means the occurrence of:

(a)          the acquisition within any 12-month period by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the total voting power of the then outstanding stock of the Company entitled to vote generally in the election of directors, but excluding the following transactions (the “Excluded Acquisitions”):

(i)             any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company),

(ii)          any acquisition by the Company, and

(iii)       any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

(b)         a change in the composition of the Board such that at any time during a period of 12 months or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof;

(c)          an acquisition (other than an Excluded Acquisition) by any Person of fifty percent (50%) or more of the voting power or value of the Company’s stock;

(d)         the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are Beneficial Owners of the Company’s stock outstanding immediately prior thereto continuing to Beneficially Own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power or value of the Company’s stock (or the stock of the surviving entity) outstanding immediately after such merger, consolidation or reorganization; or

(e)          the sale or other disposition during any 12 month period of all or substantially all of the assets of the Company, provided that such sale is of assets having a total gross fair market value equal to or greater than forty percent (40%) of the total gross fair market value of the assets of the Company immediately prior to such sale or disposition.

The foregoing definition of “Change in Control” is intended to comply with the requirements of Section 409A of the Code and the guidance issued thereunder and shall be interpreted and applied by the Committee in a manner consistent therewith.

2.6                   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.7                   “Committee” means either (a) the Board or (b) the Compensation Committee of the Board (or any successor committee); provided, however, that with respect to Awards made by the Compensation Committee of the Board (i) to any Eligible Individual subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act, (ii) that are intended to satisfy the requirements for “performance based compensation” within the meaning of Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto, Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code, and (iii) the Compensation Committee shall be composed of “independent” directors as required under the NASDAQ listing requirements.

2.8                   “Company” means Carbon Natural Gas Company and any successor thereto.

2.9                   “Covered Employee” means a Participant who the Committee determines is or may become a “covered employee” within the meaning of Section 162(m)(3) of the Code and the regulations promulgated thereunder for the year in which the vesting or settlement of a Performance Award may result in remuneration to the Participant that would not be deductible under Section 162(m) of the Code but for the designation of the Award granted hereunder as a Performance Award.

2.10             “Director Stock Award” means a Restricted Stock Award under Section 8 or a Phantom Stock Award under Section 11, as applicable, granted to a Non-Employee Director.

2.11             “Disability” means disability as determined by the Committee in accordance with Section 22(e)(3) of the Code.

2.12             “Eligible Individual” means any Employee or any director or consultant of the Company, any of its Subsidiaries, joint ventures and affiliated entities.

2.13             “Employee” means any employee of the Company or of any of its Subsidiaries. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be a Subsidiary of the Company, even if he or she continues to be employed by such employer.

2.14             “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

2.15             “Fair Market Value” means, (i) with respect to Shares, either (A) the average of the highest and lowest reported sales prices of Shares in transactions reported on the established securities market (as such term is defined in Regulations Section 1.897-1(m)) on which the Shares are readily tradable on the date of determination of Fair Market Value, (B) if no sales of Shares are reported on such established securities market for that date, the comparable average sales price for the last previous day for which sales were reported on such established securities market or (C) if the Shares are not readily tradable on an established securities market, the value of a Share for such date as established by the Committee using any other reasonable method of valuation and (ii) with respect to any other property, the fair market value of such property determined by such reasonable methods or procedures as shall be established from time to time by the Committee.

2.16             “Incentive Stock Option” means an Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto and designated by the Committee as an Incentive Stock Option.

2.17             “Non-Employee Director” means any member of the Board who qualifies as a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Exchange Act.

2.18             “Nonqualified Stock Option” means an Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.19             “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.20             “Parent” means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code with respect to the Company.

2.21             “Participant” means an Eligible Individual who is selected by the Committee to receive an Award under the Plan.

2.22             “Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

2.23             “Performance-Based Compensation” means an Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

2.24             “Performance Objectives” has the meaning set forth in Section 9.3(a).

2.25             “Performance Period” means that period, established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.26             “Performance Share” means any Shares issued or transferred to a Participant under Section 9.2.

2.27             “Performance Unit” means Performance Units granted to a Participant under Section 9.1.

2.28             “Phantom Stock Award” means an Award granted under Section 11.

2.29             “Plan” means the Carbon Natural Gas Company 2011 Stock Incentive Plan, as the same may be amended from time to time.

2.30             “Regulations” means the regulations, temporary and final, of the Treasury Department promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

2.31             “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any forfeiture provisions and any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32             “Restricted Stock Award” means an award of Restricted Stock under Section 8 hereof.

2.33             “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.34             “Share Award” means an Award of Shares granted pursuant to Section 10.

2.35             “Shares” means the shares of common stock, $0.01 par value, of the Company and such other securities of the Company into which such Shares are changed or for which such shares are exchanged.

2.36             “Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant which shall not be less than the Fair Market Value of one Share on such date of grant of the right.

2.37             “Subsidiary” means (i) a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, or (ii) other than for purposes of determining who is an Employee that is eligible for an Award of Incentive Stock Option, any other entity in which the Company directly or indirectly owns 50% or more of the voting interests.

2.38             “Substitute Award” shall have the meaning set forth in Section 4.3.

2.39             “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

Section 3                ADMINISTRATION

3.1                   Authority of Committee. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such resolutions not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to: (i) select those Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions (including, without limitation, the restrictions and forfeiture provisions thereof), not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) accelerate the exercisability of, and accelerate or waive any restrictions and conditions applicable to an Award; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan; and (xi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable. Notwithstanding anything in this Section 3.1 to the contrary, the Committee shall not have the authority to reduce the exercise price for Options and Stock Appreciation Rights other than in connection with adjustments as provided in Section 4.

3.2                   Decisions Binding. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company and its Subsidiaries, any Participant, and any Eligible Individual.

3.3                   Delegation. Subject to all applicable laws and the terms of the Plan, the Committee may from time to time, in its sole discretion, delegate to the chief executive officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the chief executive officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the chief executive officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the chief executive officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

3.4                   The terms and conditions of Awards need not be the same with respect to each recipient. The Committee shall have full and final authority to select those Eligible Individuals who will receive Awards, which shall be evidenced by an Award Agreement between the Company and the Participant.

Section 4                SHARES SUBJECT TO THE PLAN

4.1                   Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.6, the aggregate number of Shares that may be granted to Participants pursuant to Awards under the Plan shall not exceed 12,600,000.

4.2                   Lapsed Awards. If any Award (or portion thereof) is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares that may be granted under the Plan set forth in Section 4.1 above and may again be the subject of Awards hereunder. If the exercise of a Stock Appreciation Right or Option involves the issuance of fewer Shares than were subject to the Stock Appreciation Right or Option, then Shares not issued may not again become subject to Awards under the Plan.

4.3                   Other Items Not Included. The following items shall not count against the aggregate number of Shares that may be issued under the Plan set forth in Section 4.1 above: (i) the payment in cash of dividends or dividend equivalents under any outstanding Award; (ii) any Award that is settled in cash rather than by issuance of Shares; or (iii) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary (“Substitute Award”).

4.4                   Award Limits. Notwithstanding any provision herein to the contrary (but subject to adjustment as provided in Section 4.6 below), in no event shall more than fifty percent (50%) of the Shares authorized under the Plan be issued upon the exercise of Incentive Stock Options granted under the Plan.

4.5                   Source of Shares. The Company shall reserve for purposes of the Plan unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.6                   Adjustments.

(a)          Subdivision or Consolidation of Shares; Stock Dividends. The Shares with respect to which Awards may be granted are shares of the Company’s common stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(b)         Other Corporate Changes. The effect, if any, of any other corporate change, including, but not limited to, a recapitalization or reclassification its capital stock, any other change in its capital structure, or a Change in Control, shall be set forth in the applicable Award Agreement.

(c)          Limitations on the Foregoing Adjustments. Notwithstanding the foregoing, any adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such a manner as not to constitute a modification as defined by Section 424 of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code. In addition, any such adjustment to outstanding Awards (i) that are subject to Section 409A of the Code shall be made only to the extent permitted by Section 409A of the Code and (ii) that are not subject to Section 409A of the Code shall be made in a manner that will not result in the Award becoming subject to Section 409A of the Code.

Section 5                ELIGIBILITY

Any Eligible Individual shall be eligible to be selected as a Participant; provided, however, that only Employees may be granted Awards of Incentive Stock Options.

Section 6                STOCK OPTIONS

Options may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If a Participant shall fail to execute the Award Agreement evidencing an Award of Options, and any other documents that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

6.1                   Option Price. The exercise price per Share under an Option shall be determined by the Committee in its sole discretion; provided that, except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair Market Value of a Share on the date of the grant of the Option (110% of the Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

6.2                   Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years (five (5) years in the case of an Incentive Stock Option issued to a Ten-Percent Stockholder) from the date the Option is granted except as provided under Section 13.

6.3                   Exercisability. Options shall be exercisable at such time or times as determined by the Committee and set forth in the Award Agreement; provided, however, that the Committee may accelerate the time or times at which an Option shall be exercisable in its sole discretion.

6.4                   Method of Exercise. The exercise of an Option shall be made only by a (i) written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted, or (ii) such other method as the Committee may permit. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion, in either: (xi) cash, (xii) the transfer of Shares previously owned by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise) to the Company upon such terms and conditions as determined by the Committee, (xiii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, or (xiv) by a combination of the methods described above.  Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the date immediately prior to the date of exercise of such Option.  No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option, and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.  In addition, the Committee may permit any Option to be exercised without payment of the purchase price, in which case the Company’s sole obligation shall be to issue to the Participant the same number of Shares as would have been issued had such Option been Stock Appreciation Rights that are being exercised at the same time in respect of an identical number of Shares in accordance with Section 7.  In addition to and at the time of payment of the exercise price (or as a condition to the delivery of any Shares without payment of the exercise price), the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, using such of the methods described above for the payment of the exercise price or such other methods as may be approved by the Committee and set forth in the Award Agreement.

6.5                   Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.6 hereof, without the prior approval of the Company’s stockholders, given in accordance with the rules of any stock exchange on which the Shares are listed for trading and applicable law, the Committee shall not cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of such Option previously granted under the Plan, or otherwise approve any modification to such Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the stock exchange on which the Shares are listed for trading.

6.6                   Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities. Similarly, the Committee may require Shares to be held for a specific period of time.

6.7                   Non-Transferability. No Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in the Award Agreement evidencing an Option (other than an Incentive Stock Option) at the time of grant or thereafter, that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an Option shall be deemed to be the Participant. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

6.8                   Additional Rules for Incentive Stock Options.

(a)          Eligibility. An Incentive Stock Option may only be granted to an Employee who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or its Parent or Subsidiary.

(b)         Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the date of the grant of the Incentive Stock Option) of the Shares with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or Parent, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which granted.

(c)          Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than (i) 3 months following termination of employment of the Participant with the Company and all Subsidiaries, (ii) one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, or (iii) 18 months following the death of the Participant if the Participant died while an Employee or within three months after termination of Employment, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(d)         Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. Notwithstanding anything else in this Section 6.8 to the contrary, an Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Non-qualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(e)          Disqualifying Dispositions. If Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date of the grant of such Incentive Stock Option or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.9                   Effect of a Change in Control. The effect of a Change in Control on an Option, if any, shall be set forth in the applicable Agreement.

Section 7                STOCK APPRECIATION RIGHTS

The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If a participant shall fail to execute the Award Agreement evidencing an Award of Stock Appreciation Rights, and any other documents that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.1                   Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.2                   Stock Appreciation Right Related to an Option.

(a)          Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable.

(b)         Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c)          Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.3                   Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than 10 years other than in the event of the death or Disability of the Participant as set forth in Section 13. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

7.4                   Non-Transferability. No Stock Appreciation Right shall be transferable by the Participant other than by will or by the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

7.5                   Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by (i) a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive offices, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised or (ii) such other method as the Committee may permit.

7.6                   Form of Payment. Payment of the amount determined under Section 7.2 or 7.3 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date immediately prior to the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

7.7                   Effect of a Change in Control. The effect of a Change in Control on a Stock Appreciation Right, if any, shall be set forth in the applicable Agreement.

Section 8                RESTRICTED STOCK

8.1                   Grants. Restricted Stock Awards may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. The terms and conditions of Restricted Stock Awards shall be set forth in an Award Agreement between the Company and the Participant. Each Award Agreement shall contain such restrictions, which may include such terms and conditions, including forfeiture provisions, as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates.

8.2                   Purchase Price. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.  Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 8.

8.3                   Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the Award Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

8.4                   Non-transferability. Until all restrictions upon and forfeiture provisions applicable to the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 8.5, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

8.5                   Lapse of Restrictions. Restrictions upon and forfeiture provisions applicable to Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such restrictions and conditions. The Committee may accelerate or waive any or all of the restrictions and conditions applicable to any Award, for any reason.

8.6                   Treatment of Dividends. Any dividends declared or paid on Shares of Restricted Stock shall be (a) deferred until the lapsing of the restrictions imposed upon and forfeiture provisions applicable to such Shares and (b) held by the Company for the account of the Participant until such time. The Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed upon and forfeiture provisions applicable to the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

8.7                   Delivery of Shares. Upon the lapse of the restrictions and forfeiture provisions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

8.8                   Effect of Change in Control. The effect of a Change in Control on an Award of Restricted Stock, if any, shall be set forth in the applicable Agreement.

Section 9                PERFORMANCE AWARDS

9.1                   Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Participant. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Period, represent the right to receive payment subject to Section 9.3(c) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit becomes vested or any other date specified by the Committee; (ii) in the case of dollar-denominated Performance Units, the specified dollar amount; or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. If a participant shall fail to execute the Award Agreement evidencing an Award of Performance Units, and any other document that the Committee may require, within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. Each Award Agreement shall specify the number of Performance Units to which it related, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Period within which such Performance Objectives must be satisfied.

(a)          Vesting and Forfeiture. Subject to Section 9.3(c), a Participant shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Award Agreement are satisfied for the Performance Period.

(b)         Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Period to which such Award relates unless the Award Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Award Agreement. Such payments may be made entirely in Shares valued at the Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

(c)          Non-transferability. Performance Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.2                   Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals with such terms and conditions including forfeiture provisions as the Committee shall determine and as set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(a)          Rights of Participant. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Participant; provided, however, that no Performance Shares shall be issued until the Participant has executed an Award Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Participant shall fail to execute the Award Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)         Non-transferability. Until all restrictions upon and forfeiture provisions applicable to the Performance Shares awarded to a Participant shall have lapsed, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee also may impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c)          Lapse of Restrictions. Restrictions upon and forfeiture provisions applicable to Performance Shares awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Award Agreement evidencing the Award shall set forth any such restrictions and conditions. The Committee may accelerate or waive any or all of the restrictions and conditions applicable to any Award, for any reason.

(d)         Treatment of Dividends. Any dividends declared or paid on Performance Shares shall be (a) deferred until the lapsing of the restrictions imposed upon and forfeiture provisions applicable to such Shares and (b) held by the Company for the account of the Participant until such time. The Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or as additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed upon and forfeiture provisions applicable to the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Shares.

(e)          Delivery of Shares. Upon the lapse of the restrictions on and forfeiture provisions applicable to Performance Shares awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

9.3                   Performance Objectives.

(a)          Establishment. Performance objectives (“Performance Objectives”) for Performance Awards may be expressed in terms of (i) earnings per share, (ii) Share price, (iii) consolidated net income, (iv) pre-tax profits, (v) earnings or net earnings, (vi) return on equity or assets, (vii) sales, (viii) cash flow from operating activities, (ix) return on invested capital, (x) other Company-specific growth or profit objectives as determined by the Committee, or (xi) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to an Award that is intended to constitute Performance-Based Compensation shall be established in writing by the Committee by the earlier of (1) the date on which a quarter of the Performance Period has elapsed or (2) the date which is 90 days after the commencement of the Performance Period, and in any event while the performance relating to the Performance Objectives remains substantially uncertain.

(b)         Effect of Certain Events. At the time of the granting of an Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of any Award intended to constitute Performance-Based Compensation, the Committee may provide for the manner in which the performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period

(i) the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; (v) the impact of impairment of tangible or intangible assets, including goodwill; (vi) the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; or (vii) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.

(c)          Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation, the Committee shall certify that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance-Based compensation.

9.4                   Effect of Change in Control. The effect of a Change in Control on a Performance Award, if any, shall be set forth in the applicable Agreement.

Section 10              SHARE AWARDS

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Section 11              PHANTOM STOCK AWARDS

11.1             Phantom Stock Awards. Phantom Stock Awards are rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Shares over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

11.2             Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

11.3             Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

11.4             Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Shares, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Shares on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

11.5             Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company or its Subsidiaries or does not continue to perform services as a consultant or a director for the Company or its Subsidiaries at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

11.6             Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

11.7             Effect of Change in Control. The effect of a Change in Control on a Phantom Stock Award, if any, shall be set forth in the applicable Agreement.

Section 12              EFFECT OF CERTAIN TRANSACTIONS

Subject to the terms of an Agreement in connection with (a) the liquidation or dissolution of the Company or (b) a merger, consolidation or reorganization of the Company (a “Transaction”), either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, following the Transaction each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to this Section 12 in connection with a Transaction may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least 15 days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor.

Section 13                                         TERMINATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY; DEATH OR DISABILITY

Unless otherwise determined by the Committee:

(a)          If the employment, directorship or consultancy of a Participant with the Company is terminated for Cause, all the rights of such Participant under any then outstanding Award shall terminate immediately, regardless of whether or not such Award is then vested.

(b)         If the employment, directorship or consultancy of the Participant is terminated for any reason other than for Cause, death or Disability:

(i)             Any outstanding Options and Stock Appreciation Rights shall be exercisable by such Participant or a personal representative at any time prior to the expiration date of the Option or Stock Appreciation Right or within ninety (90) days after the date of such termination, whichever is the shorter period, but only to the extent the Option or Stock Appreciation Right was exercisable at the date of termination.

(ii)          Any Shares of Restricted Stock or Performance Awards with respect to which restrictions shall not have lapsed shall thereupon be forfeited immediately by the Participant and returned to the Company, and the Participant shall only receive the amount, if any, paid by the Participant for such Awards; provided that the Committee may determine, in its sole discretion, in the case of a termination of employment other than for Cause, that the restrictions on some or all of such Awards then held by the Participant shall immediately lapse.

(c)          In the event of Disability or death of a Participant:

(i)             All outstanding Options and Stock Appreciation Rights of such Participant then outstanding shall become immediately exercisable in full. In the event of death of a Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the person or the persons to whom those rights pass by will or by the laws of descent and distribution or, if appropriate, by the legal representative of the estate of the deceased Participant at any time within two (2) years after the date of death, regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than provided in Section 6.8(c) hereof. In the event of Disability of any Participant, all Options and Stock Appreciation Rights of such Participant shall be exercisable by the Participant, or, if incapacitated, by a legal representative at any time within two (2) years of the date of determination of Disability regardless of the expiration date of the Option or Stock Appreciation Right, except for Incentive Stock Options which may not be exercised later than provided in Section 6.8(c) hereof.

(ii)          Any restriction and other conditions applicable to any Shares of Restricted Stock or Performance Awards then held by the Participant, including, but not limited to, vesting requirements, shall immediately lapse.

Section 14              AMENDMENTS AND TERMINATION

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or that without the approval of the Company’s stockholders would:

(a)          except as is provided in Section 4.6 of the Plan, increase the total number of Shares reserved for the purpose of the Plan; or

(b)         change the class of Eligible Individuals eligible to participate in the Plan.

Section 15              INTERPRETATION

15.1             Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

15.2             Section 162(m). Unless otherwise determined by the Committee at the time of grant, each Option, Stock Appreciation Right and Performance Award granted to an Eligible Individual that is also a Covered Employee is intended to be Performance Based Compensation. Unless otherwise determined by the Committee, if any provision of the Plan or any Agreement relating to an Option or Award that is intended to be Performance-Based Compensation does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder (including IRS Regulation § 1.162-27), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable in connection with any such Option or Award upon the attainment of the Performance Objectives.

15.3             Compliance With Section 409A. All Options and Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Option or Award) to cause the Plan or any Option or Award granted hereunder to comply with Section 409A and any guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

Section 16              GENERAL PROVISIONS

16.1             The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that, except as provided in Section 13, in no event shall the term of any Option or any Stock Appreciation Right related to any Option exceed a period of 10 years from the date of its grant.

16.2             No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

16.3             The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have complied with the then applicable terms and conditions of such Award.

16.4             All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.5             Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

16.6             The Committee is authorized to establish procedures pursuant to which the payment of any Award may be deferred.

16.7             The Company is authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain Shares. The Company will not issue Shares or Awards until such tax obligations have been satisfied.

16.8             Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.9             The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

16.10       If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any relevant jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.